UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2007

Commission File Number: 333 - 138951

BLINK COUTURE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(state or other jurisdiction of incorporation or organization)

1107 - 1199 Marinaside Crescent, Vancouver, British Columbia, Canada V6Z 2Y2
(Address of principal executive offices)

(604) 623-3309
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 15, 2007 Susanne Milka resigned as President, Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer, Chief Accounting Officer, and Director of Blink Couture Inc. (“Blink Couture”).

Effective August 15, 2007, the Board of Directors of Blink Couture appointed Penny Green as President, Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer, and Chief Accounting Officer of Blink Couture. Penny Green was already a member of the Board of Directors of Blink Couture by resolution dated October 24, 2003.

Business experience

Penny Green is the founder of Blink. She has been a director of Blink since its inception on October 23, 2003. Ms. Green has worked in various aspects of the entertainment industry for over 10 years. From May 2001 to March 2004 and from June 1, 2005 to March 30, 2007, Ms. Green was the President and Chief Executive Officer of Sound Revolution Inc. a public company in the business of digital music distribution quoted under the symbol SRVN.OB. Ms. Green is currently a Director and Chief Financial Officer of Sound Revolution Inc. Ms. Green has been manager of her own law firm, Bacchus Law Group, since 1998 to the present. She has been practicing law and has been a member in good standing with the Law Society of British Columbia since 1996. She is qualified to practice law in Washington State and is a member of the Washington State Bar Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2007	BLINK COUTURE INC.
(Registrant)

By:	/s/ Penny Green
Penny Green, Director, President,
Chief Executive Officer